UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2006

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2006, the Registrant executed an asset purchase agreement (the “Asset Purchase Agreement”), by and among Hunter Gold Mining Corporation, a British Columbia corporation, Hunter Gold Mining Inc., a Colorado corporation, Central City Consolidated Mining Corp., a Colorado corporation and George Otten, a resident of Colorado (collectively the “Sellers”) for the purchase of the Bates-Hunter Mine, Golden Gilpin Mill and the associated real and personal property assets. The Asset Purchase Agreement was entered into pursuant to, and supersedes that certain agreement (dated July 21, 2006) by and among Registrant and certain of the Sellers, as reported in the Registrant’s 8K dated July 21, 2006 and filed July 26, 2006.

The closing of the transaction contemplated by the Asset Purchase Agreement shall take place on or before November 30, 2006. At the formal closing, the Registrant shall deliver to the Sellers (i) the sum of Two Hundred Fifty Thousand Canadian Dollars ($250,000.00 CDN), (ii) a note payable to Sellers in the original principal amount of Six Million Five Hundred Thousand Canadian Dollars ($6,500,000.00 CDN), and (iii) Three Million Six Hundred Twenty Thousand (3,620,000) shares of the unregistered and restricted $.01 par value common capital stock of the Registrant.

The foregoing is qualified in its entirety by reference to the Asset Purchase Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K; and such exhibit is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
10.1
Asset Purchase Agreement, dated September 20, 2006, by and among the Registrant and Hunter Gold Mining Corporation, a British Columbia corporation, Hunter Gold Mining Inc., a Colorado corporation, Central City Consolidated Mining Corp., a Colorado corporation and George Otten, a resident of Colorado.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: September 25, 2006	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document
10.1
Asset Purchase Agreement, dated September 20, 2006, by and among the Registrant and Hunter Gold Mining Corporation, a British Columbia corporation, Hunter Gold Mining Inc., a Colorado corporation, Central City Consolidated Mining Corp., a Colorado corporation and George Otten, a resident of Colorado.